Exhibit 4.3

FIRST AMENDMENT

TO

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Amendment”) is made and entered into as of October 17, 2018, by and among Axonics Modulation Technologies, Inc., a Delaware corporation (the “Company”), and the persons and entities signatory hereto (collectively, the “Investors”), and amends that certain Fourth Amended and Restated Investors’ Rights Agreement, dated as of March 29, 2018, by and among the Company and the persons and entities signatory thereto (the “Rights Agreement”). Capitalized terms not defined herein shall have the meanings given to such terms in the Rights Agreement.

RECITALS

WHEREAS, the Company and the Investors desire to amend the Rights Agreement pursuant to Section 4.7 thereof to provide for (i) a modification to the definition of a “Qualified Offering” set forth in Section 1.10 thereof and (ii) the termination of the covenants set forth in Section 3.5 thereof upon the closing of a Qualified Offering;

WHEREAS, pursuant to Section 4.7 of the Rights Agreement, the Rights Agreement may be modified, amended, or waived only with the written consent of the Company and the Holders of at least 66-2/3% of the Registrable Securities; and

WHEREAS, the Investors represent Holders of at least 66-2/3% of the Registrable Securities, constituting the requisite threshold for the amendment of the Rights Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the parties hereby agree as follows:

1. Amendment to Section 1.10. Section 3.5 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“1.10 Qualified Offering” shall mean the Company’s first firm commitment underwritten public offering of its Common Stock under the Securities Act with aggregate gross proceeds of at least $50,000,000 (before deduction of underwriters commissions and expenses) and a per share price equal to at least $12.00.”

2. Amendment of Section 3.5. Section 3.5 of the Rights Agreement is hereby amended to add the following sentence to the end of Section 3.5:

“This Section 3.5 shall terminate and be of no further force or effect upon (i) the closing of a Qualified Offering, or (ii) a Liquidation, whichever event shall first occur.”

3. Governing Law. This Amendment shall be governed, construed and enforced in accordance with the laws of the State of California without giving effect to the principles of conflicts of law thereof.

4. Amendment and Ratification. The parties agree that the Rights Agreement is hereby amended in accordance with this Amendment. Except as specifically amended hereby, all terms, conditions, covenants, representations and warranties contained in the Rights Agreement shall remain in full force and effect, and shall be binding upon each holder of any securities purchased under the Rights Agreement.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. This Amendment may be executed on signature pages exchanged by facsimile or electronic mail, which copies shall be equally as effective as delivery of an original executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Fourth Amended and Restated Investors’ Rights Agreement to be executed as of the date first above written.

COMPANY:

AXONICS MODULATION TECHNOLOGIES, INC.

By: /s/ Raymond W. Cohen
Name: Raymond W. Cohen
Title: CEO

Signature Page to First Amendment to Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Fourth Amended and Restated Investors’ Rights Agreement to be executed as of the date first above written.

INVESTOR:

BIODISCOVERY 4 FCPR

By: Andera Partners
Its: Manager

By: /s/ Raphaël Wisniewski
Name: Raphaël Wisniewski
Title: Partner

Signature Page to First Amendment to Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Fourth Amended and Restated Investors’ Rights Agreement to be executed as of the date first above written.

INVESTOR:

NEOMED INNOVATION V, L.P.

By:	NeoMed Innovation V Limited
Its:	General Partner

By:	/s/ Ashley Vardon	/s/ Christina Kembery
Name: Ashley Vardon		Christina Kembery
Title: Director		Director

Signature Page to First Amendment to Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Fourth Amended and Restated Investors’ Rights Agreement to be executed as of the date first above written.

INVESTOR:

THE ALFRED E. MANN FOUNDATION FOR SCIENTIFIC RESEARCH

By: /s/ John G. Petrovich

Name: John G. Petrovich

Title: President and CEO

Signature Page to First Amendment to Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Fourth Amended and Restated Investors’ Rights Agreement to be executed as of the date first above written.

INVESTOR:

ADVENT LIFE SCIENCES LLP

By: /s/ Shahzad Malik

Name: Shahzad Malik

Title:

Signature Page to First Amendment to Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Fourth Amended and Restated Investors’ Rights Agreement to be executed as of the date first above written.

INVESTOR:

ADVENT LIFE SCIENCES FUND II LP

By: Advent Life Sciences LLP
Its: General Partner

By: /s/ Shahzad Malik

Name: Shahzad Malik

Title: General Partner

Signature Page to First Amendment to Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Fourth Amended and Restated Investors’ Rights Agreement to be executed as of the date first above written.

INVESTOR:

COÖPERATIEVE GILDE HEALTHCARE IV U.A.

By: /s/ Marc Olivier Perret /s/ Pieter van der Meer

Name: Marc Olivier Perret Pieter van der Meer

Title: Managing Partner Managing Partner

Signature Page to First Amendment to Fourth Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Fourth Amended and Restated Investors’ Rights Agreement to be executed as of the date first above written.

INVESTOR:

LONGITUDE VENTURE PARTNERS III, L.P.

By: Longitude Capital Partners III, LLC
Its: General Partner

By: /s/ Juliet Tammenoms Bakker

Name: Juliet Tammenoms Bakker

Title: Managing Director

Signature Page to First Amendment to Fourth Amended and Restated Investors’ Rights Agreement